AMTRUST FINANCIAL SERVICES, INC.

25,568,000 Shares of Common Stock

PURCHASE/PLACEMENT AGREEMENT

February 2, 2006

PURCHASE/PLACEMENT AGREEMENT

February 2, 2006

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
1001 19th Street North
Arlington, Virginia 22209

Dear Sirs:

AmTrust Financial Services, Inc., a Delaware corporation (the "Company"), proposes to sell to you, Friedman, Billings, Ramsey & Co., Inc. ("FBR"), as initial purchaser, a number of shares of the Company's common stock, par value $0.01 per share (the "Common Stock") equal to 25,568,000 less the number of Regulation D Shares sold in the Private Placement (the "144A/Regulation S Shares").

FBR will also act as the Company's exclusive placement agent in connection with the Company's offer and sale of (a) that number of shares of Common Stock equal to the difference between 25,568,000 and the number of 144A/Regulation S Shares (the "Regulation D Shares" and, together with the 144A/Regulation S Shares, the "Initial Shares"), and (b) the Placed Option Shares (as defined herein), for sale to certain individual "accredited investors" (as defined herein) and to the Company's directors, officers, shareholders, employees and other parties associated with the Company who are believed to be accredited investors (collectively, "Participants"), as set forth in the Final Memorandum (as defined herein) under the heading "Plan of Distribution". The offer and sale of the shares described in clauses (a) and (b) of the first sentence of this paragraph (the "Private Placement Shares") is referred to herein as the "Private Placement".

In addition, the Company proposes to grant to you the option described in Section 1(c) hereof to purchase or place all or any part of 2,556,800 additional shares of Common Stock (the "Option Shares" and, together with the Initial Shares, the "Shares") to cover additional allotments, if any.

The sale of the Shares to you and to the Participants, respectively, will be made without registration of the Shares under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder (the "Securities Act Regulations"), in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof. You have advised the Company that you will make offers and sales ("Exempt Resales") of the 144A/Regulation S Shares and Purchased Option Shares (as defined herein) purchased by you hereunder (such shares referred to collectively herein as "Resale Shares") in accordance with Section 3 hereof on the terms set forth in the Final Memorandum (as defined herein), as soon as you deem advisable after this Agreement has been executed and delivered.

In connection with the sale of the Shares, the Company has prepared a preliminary offering memorandum, dated January 11, 2006 (the "Preliminary Memorandum"), a supplement to the Preliminary Memorandum, dated January 26, 2006 (the "Supplement"), and a final offering memorandum, dated February 2, 2006 (the "Final Memorandum"). Each of the

Preliminary Memorandum, the Supplement and the Final Memorandum sets forth certain information concerning the Company and the Shares. The Company hereby confirms that it has authorized the use of the Preliminary Memorandum, the Supplement and the Final Memorandum in connection with (i) the offering and resale of the Resale Shares by FBR and by all dealers to whom Resale Shares may be sold and (ii) the Private Placement. Any references to the Preliminary Memorandum, the Supplement or the Final Memorandum shall be deemed to include all exhibits and annexes thereto.

It is understood and acknowledged that holders (including subsequent transferees) of the Shares will have the registration rights set forth in the registration rights agreement between the Company and FBR, which shall be in substantially the form attached hereto as Exhibit A and dated as of the Closing Time (the "Registration Rights Agreement"), for so long as such securities constitute "Registrable Shares" (as defined in the Registration Rights Agreement).

Pursuant to the Registration Rights Agreement, the Company will agree to file with the Securities and Exchange Commission (the "Commission"), under the circumstances set forth therein, (i) a registration statement on Form S-1 under the Securities Act for the initial public offering of Common Shares that includes the resale by holders of the Registrable Shares (if any holders of Registrable Shares so request) and/or (ii) a shelf registration statement on Form S-1 or such other appropriate form pursuant to Rule 415 under the Securities Act relating to the resale by holders of the Registrable Shares, and to use its best efforts to cause any such registration statement to be declared effective.

The Company and FBR agree as follows:

1. Sale and Purchase.

(a) *144A/Regulation S Shares.* Upon the basis of the warranties and representations and other terms and conditions herein set forth, the Company agrees to issue and sell to FBR and FBR agrees to purchase from the Company the 144A/Regulation S Shares at a purchase price of $6.51 per share (the "144A/Regulation S Purchase Price").

(b) *Regulation D Shares.* The Company agrees to issue and sell the Regulation D Shares and, to the extent that FBR exercises the option described in Section 1(c), the Placed Option Shares for which Participants have subscribed pursuant to the terms and conditions set forth in the form of subscription agreement substantially in the form attached to the Preliminary Memorandum as Annex III (each a "Subscription Agreement"). The Private Placement Shares will be sold by the Company pursuant to this Agreement at a price of $6.51 per share (the "Regulation D Purchase Price"). As compensation for the services to be provided by FBR in connection with the Private Placement, the Company shall pay to FBR at each of the Closing Time and any Secondary Closing Time (as defined herein) an amount equal to 7.0% of the Regulation D Purchase Price per Private Placement Share sold at such time (the "Placement Fee"), except that no Placement Fee will be paid with respect to the 1,071,429 Private Placement Shares being purchased by Barry D. Zyskind, Michael Karfunkel and George Karfunkel (collectively, the "Inside Purchasers").

(c) *Option Shares.* Upon the basis of the representations and warranties and subject to the other terms and conditions herein set forth, the Company hereby grants an option to FBR to (i) purchase from the Company, as initial purchaser, up to an aggregate of 2,556,800 Option Shares at the 144A/Regulation S Purchase Price per share (the "Purchased Option Shares"); and (ii) place, as exclusive placement agent for the Company, up to that number of Option Shares remaining, after subtracting any Purchased Option Shares with respect to which FBR has exercised its option pursuant to clause (i), at the Regulation D Purchase Price per share (the "Placed Option Shares"). The option granted hereby will expire 30 days after the date hereof and may be exercised in whole or in part from time to time in one or more installments only for the purpose of covering additional allotments which may be made in connection with the offering and distribution of the Initial Shares upon written notice by FBR to the Company setting forth (I) the number of Option Shares as to which FBR is then exercising the option, (II) the names and denominations in which the certificates for the Option Shares exercised are to be registered or to which the Option Shares are to be delivered in book-entry form through the facilities of the Depository Trust Company (the "DTC"), (III) the number of Option Shares that are to be Purchased Option Shares and the number of Option Shares that will be Placed Option Shares, and (IV) the time and date of payment for and delivery of such Option Shares, whether in certificated or book-entry form. Any such time and date of delivery (a "Date of Delivery") shall be determined by FBR, but shall not be later than five full business days nor earlier than three full business days after the exercise of said option, nor in any event prior to the Closing Time (as defined herein), unless otherwise agreed in writing by FBR and the Company.

2. Payment and Delivery.

(a) *144A/Regulation S Shares.* The closing of FBR's purchase of the 144A/Regulation S Shares shall be held at the office of Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019 (unless another place shall be agreed upon by FBR and the Company). At the closing, subject to the satisfaction or waiver of the closing conditions set forth herein, FBR shall pay to the Company the aggregate purchase price for the 144A/Regulation S Shares by wire transfer of immediately available funds against delivery of the certificates for the 144A/Regulation S Shares to FBR for FBR's account (or, at the request of FBR, through the facilities of DTC) in such denominations and registered in such names as FBR shall specify. Such payment and delivery shall be made at 10:00 a.m., New York City time, on the third (fourth, if pricing occurs after 4:30 p.m. New York City time) business day after the date hereof (unless another time, not later than ten business days after such date, shall be agreed to by FBR and the Company). The time at which such payment and delivery are actually made is hereinafter sometimes called the "Closing Time".

(b) *Regulation D Shares.* At the Closing Time, subject to the satisfaction of the closing conditions set forth herein, FBR shall pay to the Company the aggregate applicable purchase price for the Regulation D Shares received by FBR prior to the Closing Time (net of any Placement Fee) against the Company's delivery of the Regulation D Shares to FBR, either in certificated form or in book-entry form through the facilities of DTC (if then permitted by DTC), at FBR's option, for each such Participant's account. In addition, if within thirty (30)

days after the Closing Time, FBR receives the applicable purchase price for any Regulation D Shares that were not issued at the Closing Time, FBR shall pay to the Company such aggregate applicable purchase price (net of any Placement Fee) by wire transfer of immediately available funds against the Company's delivery of the applicable Regulation D Shares to FBR for each such Participant's account. Each such post-Closing Time payment and delivery shall occur at such time and place to be mutually agreed upon by FBR and the Company. Each time at which such payment and delivery are actually made is hereinafter sometimes called a "Secondary Closing Time".

At each of the Closing Time and any Secondary Closing Time, the Company shall pay to FBR, by wire transfer of immediately available funds to an account or accounts designated by FBR (or through FBR's deduction of the Placement Fee from its payment to the Company as provided in the immediately preceding paragraph), any Placement Fee amount payable with respect to the Regulation D Shares issued at such Closing Time or Secondary Closing Time for which the Company shall have received the purchase price.

(c) *Option Shares*. The closing of FBR's purchase or placement of the Option Shares shall occur from time to time at the office of Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019 (unless another place shall be agreed upon by FBR and the Company). On the applicable Date of Delivery, subject to the satisfaction or waiver of the closing conditions set forth herein, FBR shall pay to the Company the aggregate applicable purchase price for the Option Shares then purchased or placed by FBR (net of any Placement Fee with respect to any Placed Option Shares) by wire transfer of immediately available funds against the Company's delivery of the Option Shares. Such payment and delivery shall be made at 10:00 a.m., New York City time, on each Date of Delivery. The Option Shares shall be delivered, either in certificated form or in book-entry form through the facilities of DTC, at FBR's option, in such names and in such denominations as FBR shall specify. In the event FBR elects to have any Option Shares delivered in certificated form, for the purpose of expediting the checking of the certificates for the Option Shares by FBR, the Company agrees to make such certificates available to FBR for such purpose at least two (2) full business days preceding the applicable Date of Delivery. The time at which payment by FBR for and delivery by the Company of any Option Shares are actually made is also referred to herein as a "Secondary Closing Time".

3. Offering of the Shares; Restrictions on Transfer.

(a) FBR represents and warrants to and agrees with the Company that it is an Accredited Investor. FBR represents and warrants to and agrees with the Company that: (i) it has not solicited and will not solicit any offer to buy or offer to sell the Shares by means of any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act ("Regulation D")) and with respect to Resale Shares sold in reliance on Regulation S under the Securities Act ("Regulation S"), by means of any directed selling efforts (within the meaning of Regulation S) in the United States; and (ii) it has solicited and will solicit offers to buy the Resale Shares only from, and has offered and will offer, sell or deliver the Resale Shares only to, (A) persons whom it reasonably believes to be "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) ("QIBs") or if any such person is buying for one or

more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to FBR that each such account is a QIB to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and (B) persons (each a "Regulation S Purchaser") to whom, and under circumstances, it reasonably believes offers and sales of Resale Shares may be made without registration under the Securities Act in reliance on Regulation S thereunder (such persons specified in clauses (A) and (B) being referred to herein as the "Eligible Purchasers"). FBR will provide a copy of each certificate or agreement that it receives from an Eligible Purchaser regarding its status as an Eligible Purchaser to the Company as soon as reasonably practicable after FBR receives such certificate or agreement. FBR agrees to abide by the provisions of Rule 902(g)(1) of the Securities Act. Each of the Company and FBR represent, warrant and agree that it is familiar with the rules and restrictions set forth in Regulation S and that it has not undertaken any activity for the purpose of, or that would reasonably be expected to have the effect of, conditioning the market in the United States for any Resale Shares being offered in reliance on Regulation S. FBR further agrees with the Company that, in the case of any sale of Resale Shares to a distributor, a dealer (as defined in Section 2(a)(12) of the Securities Act) or a person receiving a selling concession, fee or other remuneration, prior to the expiration of the distribution compliance period set forth in Rule 903(b)(3) of Regulation S, it will use commercially reasonable efforts to send a confirmation or other notice to the purchaser stating that the purchaser is subject to the same restrictions on offers and sales that apply to FBR.

(b) The Company represents and warrants to and agrees with FBR that (i) it has not solicited and will not solicit any offer to buy, and it has not offered nor will it offer to sell, the Shares by means of any form of general solicitation or general advertising (within the meaning of Regulation D), and it has solicited and will solicit offers to buy the Shares only from, and has offered and will offer, sell or deliver the Shares only to, Accredited Investors.

(c) The Company represents and warrants to and agrees with FBR that, assuming the accuracy of FBR's representations and warranties and FBR's compliance with its obligations set forth in this Section 3, none of the Company or its affiliates or any person acting on behalf of it or its affiliates has engaged in, nor will it engage in, any directed selling efforts (as that term is defined in Regulation S) with respect to the Shares; and the Company and any person acting on its behalf (other than FBR as to which the Company makes no representation) have complied, and will comply, with the offering restrictions requirement of Regulation S.

(d) The Company represents and warrants to and agrees with FBR that no action is being taken by it or any of its affiliates, nor is any such action contemplated, that would permit an offering or sale of the Shares or possession or distribution of the Memorandum or any other offering material relating to the Shares in any jurisdiction where, or in any other circumstances in which, action for those purposes is required (other than in jurisdictions where such action has been duly taken by FBR or its counsel).

(e) FBR and the Company agree that FBR may arrange (i) for the private offer and sale of a portion of the Resale Shares to a limited number of Eligible Purchasers

(which may include affiliates of FBR), and (ii) for the private offer and sale of the Private Placement Shares by the Company to Accredited Investors, in each case under restrictions and other circumstances designed to preclude a distribution of the Shares that would require registration of the Shares under the Securities Act.

(f) The Company agrees that (i) it will cause the certificates representing the Shares to contain a legend to the effect that the sale or transfer of the Shares is prohibited except in accordance with the provisions of Regulation S (if applicable), in accordance with the provisions of Rule 144A of the Securities Act, pursuant to registration under the Securities Act, or pursuant to another available exemption from such registration; (ii) the Shares may be resold or otherwise transferred by the holders thereof provided that such sale or transfer is made in accordance with the provisions of Regulation S (if applicable), in accordance with the provisions of Rule 144A of the Securities Act, pursuant to registration under the Securities Act, or pursuant to an available exemption from such registration; and (iii) the Company shall refuse to register any such sale or transfer of the Shares not made in accordance with the provisions of Regulation S (if applicable), in accordance with the provisions of Rule 144A of the Securities Act, pursuant to registration under the Act, or pursuant to another available exemption from such registration.

(g) The Company agrees that each initial resale of Resale Shares by FBR (and each purchase of Resale Shares by FBR from the Company) shall be deemed to have been made on the basis of and in reliance upon the representations, warranties, covenants and agreements (including, without limitation, agreements with respect to indemnification and contribution) of the Company contained in this Agreement.

4. Representations and Warranties of the Company. The Company hereby represents and warrants to FBR that, as of the date of this Agreement:

(a) the Preliminary Memorandum and the Supplement, did not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Final Memorandum (as it may be amended or supplemented) will not, as of its date, at Closing Time, each Secondary Closing Time (if any) and on each Date of Delivery (if any), contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; *provided, however*, that this representation and warranty shall not apply to any statement in or omission from the Preliminary Memorandum, the Supplement or Final Memorandum made in reliance upon and in conformity with information furnished to the Company in writing by FBR expressly for use therein (that information being limited to that described in the last sentence of Section 8(b) hereof);

(b) the Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware, with requisite corporate power and authority to own, lease or operate its properties and to conduct its business as described in the Final Memorandum and to execute and deliver this Agreement and the Registration Rights

Agreement, and to consummate the transactions contemplated hereby (including the issuance, sale and delivery of the Shares) and thereby;

(c) each of AmTrust International Insurance Limited, Technology Insurance Company, Inc., Rochdale Insurance Company, AmTrust International Underwriters Limited, AmTrust North America, Inc., The Princeton Agency, Inc., AmTrust South Inc. (f/k/a Covenant Management, Inc.), United Underwriting Agency, Inc., AmTrust Managers, Inc., AmTrust Management Services Limited, AMT Service Corp., North American Risk Management, Inc., AmTrust New Gulf Holdings, LLC, Rock Run South, LLC, AmTrust Underwriters, Inc., AII Insurance Management Limited, AII Reinsurance Broker Limited, Property Securities Holdings Limited (f/k/a AmTrust Pacific Limited), AFS Capital Corporation and AmTrust Nordic AB (each, a "Subsidiary" and, collectively, the "Subsidiaries") is a corporation duly organized and validly existing and in good standing under the laws of its jurisdiction of incorporation, with requisite corporate power and authority to own, lease or operate its properties and to conduct its business as described in the Final Memorandum and the Company has no subsidiaries other than the companies listed in paragraph 4(c) above;

(d) all issued and outstanding shares of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and have not been issued in violation of or subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right of shareholders arising by operation of law, under the articles of incorporation or by-laws of such Subsidiary, under any agreement to which such Subsidiary is a party or otherwise, and are owned by the Company free and clear of any pledge, security interests, liens, encumbrances, claims or equitable interests. The Company does not, and as of any Closing Date will not, own or control, directly or indirectly, any corporation, association or other entity (other than an inactive entity with no or nominal assets and liabilities) other than the Subsidiaries;

(e) the Company had, at the date indicated and at the Closing Time, the duly authorized capitalization set forth in the Final Memorandum under the caption "Capitalization" after giving effect to the adjustments set forth thereunder; all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, and have not been issued in violation of or subject to any preemptive right or other similar right of shareholders arising by operation of law, under the articles of incorporation or by-laws of the Company, under any agreement to which the Company is a party or otherwise; except as disclosed in or contemplated by the Final Memorandum, there are no outstanding (i) securities or obligations of the Company or any Subsidiary convertible into or exchangeable for any capital stock of the Company, (ii) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company or any Subsidiary to issue or sell any shares of capital stock, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options;

(f) the Shares have been duly authorized for issuance, sale and delivery pursuant to this Agreement and, when issued and delivered by the Company against

payment therefor in accordance with the terms of this Agreement, will be duly and validly issued and fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim except for any such pledge, lien, encumbrance, security interest or other claim resulting solely from the actions of FBR or the Participants, and the issuance, sale and delivery of the Shares by the Company is not subject to preemptive right, co-sale right, registration right, right of first refusal or other similar right of shareholders arising by operation of law, under the articles of incorporation or by-laws of the Company, under any agreement to which the Company is a party or otherwise, other than as provided for in the Registration Rights Agreement; the Shares satisfy the requirements set forth in Rule 144A under the Securities Act;

(g) each of the Company and each Subsidiary is duly qualified or licensed by, and is in good standing in, each jurisdiction in which it conducts its business or in which it owns or leases property or maintains an office and in which such qualification or licensing is necessary and in which the failure, individually or in the aggregate, to be so qualified or licensed could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), results of operations or prospects of the Company and the Subsidiaries taken as a whole (a "Material Adverse Effect");

(h) each of the Company and the Subsidiaries has good and marketable title in fee simple to all real property, if any, and good title to all personal property, if any, owned by it, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Final Memorandum or such that either individually or in the aggregate would not have a Material Adverse Effect; any real property or personal property held under lease by the Company or any of the Subsidiaries is held under a lease that is valid, existing and enforceable against the Company or such Subsidiary, with such exceptions as are disclosed in the Final Memorandum or those that individually or in the aggregate would not have a Material Adverse Effect;

(i) the Company and each Subsidiary owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively "Intangibles"), as are necessary to entitle the Company and each Subsidiary to conduct its business in all material respects as described in the Final Memorandum, and, except as set forth in the Final Memorandum, neither the Company nor any of the Subsidiaries has received written notice of any actual or alleged infringement of or conflict with (and the Company knows of no such infringement of or conflict with) asserted rights of others with respect to any Intangibles which would, either individually or in the aggregate, have a Material Adverse Effect;

(j) neither the Company nor any of the Subsidiaries has violated, or received notice of any violation with respect to, any law, rule, regulation, order decree or judgment applicable to it and its business, including those relating to transactions with affiliates, environmental, safety or similar laws, federal or state laws relating to discrimination in the hiring, promotion or pay of employees, federal or state wages and hours law, the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, federal or state law precluding the denial of credit due to the neighborhood in

which a property is situated, except for those violations as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(k) neither the Company nor any Subsidiary nor, to the knowledge of the Company, any officer, director, agent or employee purporting to act on behalf of the Company or any Subsidiary has at any time, directly or indirectly, (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law (including the Foreign Corrupt Practices Act of 1977, as amended), (iii) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company and the Subsidiaries, (iv) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (v) made any other unlawful payment;

(l) there are no outstanding loans or advances or guarantees of indebtedness by the Company or any Subsidiary to or for the benefit of any of the officers, directors, affiliates or representatives of the Company or the Subsidiaries or any of the members of the families of any of them;

(m) except with respect to FBR, neither the Company nor any Subsidiary has incurred any liability for any finder's fees or similar payments in connection with the transactions contemplated hereby;

(n) neither the Company nor any of the Subsidiaries is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of ,or default under), its respective articles of incorporation, certificate of formation, by-laws, operating agreement or other organizational documents (collectively, the "Charter Documents") or in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company or such Subsidiary is a party or by which either of them or their respective properties may be bound or affected, except for such breaches or defaults which would not have a Material Adverse Effect;

(o) the execution, delivery and performance of this Agreement and of the Registration Rights Agreement by the Company, and the issuance, sale and delivery of the Shares by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, and compliance by the Company with the terms and provisions hereunder and thereunder will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (i) any provision of the Charter Documents of the Company or any Subsidiary, (ii) any provision of any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company or a Subsidiary is a party or by which it or its

respective properties may be bound or affected, or (iii) under any federal, state, local or foreign law, regulation or rule or any decree, judgment, permit or order applicable to the Company or any of the Subsidiaries, except in the case of clauses (ii) or (iii) for such conflicts, breaches or defaults which have been validly waived or would not reasonably be expected to have a Material Adverse Effect or result in the creation or imposition of any material lien, charge, claim or encumbrance upon any property or asset of the Company or the Subsidiaries;

(p) this Agreement has been duly authorized, executed and delivered by the Company, enforceable in accordance with its terms, and the Registration Rights Agreement has been duly authorized by the Company and at the Closing Time will have been duly executed and delivered by the Company and will constitute a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except in each case as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity, and except to the extent that the indemnification provisions hereof or thereof may be limited by federal or state securities laws and public policy considerations in respect thereof;

(q) the Shares and the Registration Rights Agreement conform in all material respects to the descriptions thereof contained in the Final Memorandum; the form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements (including any requirement under the laws of the State of Delaware) and with any applicable requirements of the Charter Documents of the Company;

(r) assuming the accuracy of FBR's representations and warranties set forth in Section 3 of this Agreement and that the purchasers who buy the Resale Shares in Exempt Resales are Eligible Purchasers, no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the execution, delivery and performance by the Company of this Agreement, the Registration Rights Agreement or the consummation by the Company of the transactions contemplated hereby and thereby, or the issuance, sale and delivery of the Shares as contemplated hereby, other than (A) such as have been obtained or made, or will have been obtained or made at the Closing Time, (B) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Resale Shares are being offered by FBR or the Private Placement Shares are being offered by the Company, (C) with or by federal or state securities regulatory authorities in connection with or pursuant to the Registration Rights Agreement, including without limitation the filing of the registration statement(s) required thereby with the Commission, and (D) the filing of a Form D with the Commission;

(s) each of the Company and each Subsidiary has all necessary licenses, permits, certificates, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary licenses, permits, certificates, authorizations, consents and approvals from other persons, required in order to conduct its respective business as

described in the Final Memorandum, except to the extent that any failure to have any such licenses, permits, certificates, authorizations, consents or approvals, to make any such filings or to obtain any such licenses, permits, certificates, authorizations, consents or approvals would not, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any Subsidiary is in violation of, or in default under, any such license, permit, certificate, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or such Subsidiary, the effect of which, individually or in the aggregate, would result in a Material Adverse Effect;

(t) the Final Memorandum contains accurate summaries of all material contracts, agreements, instruments and other documents of the Company that would be required to be described in a prospectus included in a registration statement on Form S-1 under the Securities Act; the copies of all contracts, agreements, instruments and other documents (including governmental licenses, authorizations, permits, consents and approvals and all amendments or waivers relating to any of the foregoing) that have been previously furnished to FBR or its counsel are complete and genuine and include all material collateral and supplemental agreements thereto;

(u) there are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company or any Subsidiary, threatened against the Company or such Subsidiary, or any of their respective properties, directors, officers or affiliates at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; other than FBR, the Company has not authorized anyone to make any representations regarding the offer and sale of the Shares, or regarding the Company in connection therewith; the Company has not received notice of any stop order or other similar order or decree preventing the use of the Preliminary Memorandum, the Supplement or the Final Memorandum or any amendment or supplement thereto, or any order has been issued asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act, has been issued and no proceeding for that purpose has commenced or is pending or, to its knowledge, is contemplated;

(v) no securities of the Company are of the same class (within the meaning of Rule 144A under the Securities Act) as the Shares and listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or quoted in a U.S. automated inter-dealer quotation system and the Shares satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act;

(w) subsequent to the date of the Final Memorandum, and except as may be otherwise stated in the Final Memorandum, as at the Closing Time, each Secondary Closing Time and any Date of Delivery, there has not been (i) any event, circumstance or change that has, or could reasonably be expected to have, a Material Adverse Effect, (ii) any transaction, other than in the ordinary course of business, which is material to the Company or any of the Subsidiaries, contemplated or entered into by the Company or any of the Subsidiaries, (iii) any obligation, contingent or otherwise, directly or indirectly

incurred by the Company or any of the Subsidiaries, other than in the ordinary course of business, which is material to the Company or such Subsidiary, (iv) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, or any purchase by the Company of any of its outstanding capital stock, or (v) other than with respect to the reorganization of the Company as described in the Final Memorandum, any change of the capital stock or indebtedness of the Company and the Subsidiaries;

(x) neither the Company nor any of the Subsidiaries is, nor upon the sale of the Shares as contemplated herein and the application of the net proceeds therefrom as described in the Final Memorandum under the caption "Use of Proceeds", will be, an "investment company" or an entity "controlled" by an "investment company" (as such terms are defined in the Investment Company Act of 1940, as amended);

(y) there are no persons with registration or other similar rights to have any securities registered by the Company or any of the Subsidiaries under the Securities Act other than pursuant to the Registration Rights Agreement;

(z) notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by FBR, the Company acknowledges and agrees that: (i) nothing herein shall create a fiduciary or agency relationship between the Company, on the one hand, and FBR, on the other; (ii) FBR is not acting as advisor, expert or otherwise, to the Company in connection with the offering and sale of the Shares or any other services FBR may be deemed to be providing hereunder, including, without limitation, with respect to the offering price of the Shares; (iii) the relationship between the Company, on the one hand, and FBR, on the other, is entirely and solely commercial, based on arm's-length negotiations; (iv) any duties and obligations that FBR may have to the Company shall be limited to those duties and obligations specifically stated herein; and (v) notwithstanding anything in this Agreement to the contrary, you acknowledge that FBR may have financial interests in the success of the offering of the Shares that are not limited to the difference between the offering price and the purchase price paid to you by FBR for the Shares and FBR has no obligation to disclose, or account to you for, any of such additional financial interests;

(aa) except as disclosed in the Final Memorandum with respect to Mr. DeCarlo, each of Messrs. DeCarlo, Gulkowitz and Neuberger, has not within the last five years, been employed by or affiliated, directly or indirectly, with the Company, whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or serving as an officer or director of the Company or any of its affiliates;

(bb) in connection with the offering of the Shares, neither the Company, any of the Subsidiaries, nor any of their respective affiliates (as defined in Section 501(b) of Regulation D) has, whether directly or through any agent or person acting on its behalf (other than FBR): (i) offered Common Stock of the Company or any other securities

convertible into or exchangeable or exercisable for such Common Stock in a manner in violation of the Securities Act or the rules and regulations thereunder, (ii) distributed any other offering material in connection with the offer and sale of the Shares, other than as described in the Preliminary Memorandum, the Supplement or Final Memorandum, or (iii) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any security (as defined in the Securities Act) which is or will be integrated with the offering and sale of the Shares in a manner that would require the registration of the Shares under the Securities Act;

(cc) neither the Company nor any of its affiliates (i) is required to register as a "broker" or "dealer" in accordance with the provisions of the Exchange Act or the rules and regulations thereunder, or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article 1 of the By-Laws of the National Association of Securities Dealers, Inc. (the "NASD")) any member firm of the NASD;

(dd) none of the Company, any Subsidiary or any of their respective directors, officers, representatives (it being understood that FBR is not being deemed to be such a representative for this purpose) or affiliates have taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Securities Act, the Exchange Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(ee) each of the Company and the Subsidiaries carry, or are covered by, insurance (issued by insurers of recognized financial responsibility to the best knowledge of the Company) in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of the assets to be held by them upon the consummation of the transactions contemplated by the Final Memorandum and as is customary for companies engaged in similar businesses in similar industries, all of which insurance is in full force and effect;

(ff) the financial statements, including the notes thereto, included in the Final Memorandum fairly present in all material respects the financial condition of the Company and the Subsidiaries as of the respective dates thereof, and the results of their operations for the periods then ended, correctly reflect and disclose all extraordinary items, and have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis;

(gg) except as disclosed in the Final Memorandum and except as provided by law applicable generally to similar companies, no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends or distributions to the Company to the extent permitted by applicable law, from making any other distribution on such Subsidiary's issued and outstanding capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of the property or assets of such Subsidiary to the Company;

(hh) neither the Company, nor any Subsidiary, nor to the Company's knowledge, any employee or agent of the Company or its Subsidiaries, has made any payment of funds of the Company or a Subsidiary or received or retained any funds in violation of any law, rule or regulation, including without limitation the "know your customer" and anti-money laundering laws of any jurisdiction;

(ii) the Company and its officers and directors in their capacities as such, are in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated in connection therewith that are effective as of each date this representation is made or deemed to be made;

(jj) the Inside Purchasers have entered into Subscription Agreements to purchase an aggregate of 1,071,429 Regulation D Shares; and

(kk) any certificate signed by any officer of the Company delivered to FBR or to counsel for FBR pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to FBR as to the matters covered thereby.

5. Certain Covenants of the Company. The Company hereby agrees with FBR:

(a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offer and sale under the securities or blue sky laws of such states and other jurisdictions as FBR may designate or as required for the Private Placement and to maintain such qualifications in effect as long as required by such laws for the distribution of the Shares and for the Exempt Resales of the Resale Shares; *provided, however*, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of, or subject itself to taxation as doing business in, any such state or other jurisdiction (except service of process with respect to the offering and sale of the Shares);

(b) to prepare the Final Memorandum in a form approved by FBR and to furnish promptly (and with respect to the initial delivery of such Final Memorandum, not later than 10:00 a.m. (New York City time) on the second day following the execution and delivery of this Agreement) to FBR as many copies of the Final Memorandum (and any amendments or supplements thereto) as FBR may reasonably request for the purposes contemplated by this Agreement;

(c) to advise FBR promptly, confirming such advice in writing, of: (i) the happening of any event known to the Company within the time during which the Final Memorandum shall (in the view of FBR) be required by applicable law or the rule of any exchange, quotation service or self-regulatory agency, to be distributed by FBR in connection with an Exempt Resale (and FBR hereby agrees to notify the Company in writing when the foregoing time period has ended) which, in the judgment of the Company, would require the making of any change in the Final Memorandum then being used so that the Final Memorandum would not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not

misleading; and (ii) the receipt of any notification with respect to the modification, rescission, withdrawal or suspension of the qualification of the Shares, or of any exemption from such qualification or from registration of the Shares, for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if any government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible;

(d) to furnish to FBR for a period of two years from the Closing Time (i) copies of all annual, quarterly and current reports supplied to holders of the Shares, (ii) copies of all reports filed by the Company with the Commission, and (iii) until such time the Company is subject to Section 13 or 15(d) of the Exchange Act, such other information as FBR may reasonably request regarding the Company or the Subsidiaries, it being understood that no reports need be furnished pursuant to clauses (i) or (ii) to the extent they are publicly available on the SEC's Electronic Data Gathering and Retrieval (EDGAR) system;

(e) not to amend or supplement the Preliminary Memorandum, the Supplement or the Final Memorandum prior to the Closing Time, any Secondary Closing Time or any Date of Delivery unless FBR shall previously have been advised thereof and shall have consented thereto or not have reasonably objected thereto (for legal reasons) in writing within a reasonable time after being furnished a copy thereof;

(f) during any period in the two years (or such shorter period as may then be applicable under the Securities Act regarding the holding period for securities under Rule 144(k) under the Securities Act or any successor rule) after the Closing Time in which the Company is not subject to Section 13 or 15(d) of the Exchange Act to furnish, upon request, to any holder of such Shares the information ("Rule 144A Information") specified in Rule 144A(d)(4) under the Securities Act and any additional information ("PORTAL Information") required by the National Association of Securities Dealers, Inc. Portal[SM] Market ("PORTAL"), and any such Rule 144A Information and Portal Information will not, at the date thereof, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading;

(g) to apply the net proceeds from the sale of the Shares in the manner set forth under the caption "Use of Proceeds" in the Final Memorandum;

(h) that neither the Company, nor any of the Subsidiaries, nor any of their respective affiliates (as defined in Section 501(b) of Regulation D) will, whether directly or through any agent or person acting on its behalf (other than FBR): (i) offer Common Stock of the Company or any other securities convertible into or exchangeable or exercisable for such Common Stock in a manner in violation of the Securities Act or the rules and regulations thereunder, (ii) distribute any other offering material in connection with the offer and sale of the Shares, other than as described in the Preliminary Memorandum, the Supplement or Final Memorandum, or (iii) sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities

Act), the offer of which will be integrated with the offering and sale of the Shares in a manner that would require the registration under the Securities Act of the sale to FBR or the Eligible Purchasers of the Resale Shares or to the Participants of the Private Placement Shares;

(i) that neither the Company nor any of its affiliates will take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Shares;

(j) that, except as permitted by the Securities Act, neither the Company nor any of its affiliates will distribute any offering materials in connection with Exempt Resales;

(k) to pay all expenses, fees and taxes in connection with (i) the preparation of the Preliminary Memorandum, the Supplement and the Final Memorandum, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to FBR (including costs of mailing and shipment), (ii) the preparation, issuance, sale and delivery of the Shares, including any stock or other transfer taxes or duties payable upon the sale of the Resale Shares to FBR, (iii) the printing of this Agreement and any dealer agreements, and the reproduction and/or printing and furnishing of copies of each thereof to dealers (including costs of mailing and shipment) (iv) the qualification of the Shares for offering and sale under state laws (including blue sky and insurance securities laws) and the determination of their eligibility for investment under state law as aforesaid (including any filing fees), and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to FBR and to dealers, (v) the designation of the Shares as PORTAL-eligible securities by PORTAL, (vi) all fees and disbursements of counsel and accountants for the Company (vii) the fees and expenses of any transfer agent or registrar for the Common Stock, (viii) costs of background investigations, (ix) the reasonable costs and expenses of FBR and the Company incurred in connection with the marketing of the Shares, including all "out of pocket" expenses, roadshow costs (regardless of the form in which the roadshow is conducted) and expenses, and expenses of Company personnel, including but not limited to commercial or charter air travel, local hotel accommodations and transportation, (x) the out-of-pocket fees of FBR in connection with the offering of the Shares, including legal fees and expenses, not to exceed $250,000 in the aggregate; and (xi) performance of the Company's other obligations hereunder; provided, however, that FBR shall pay to the Company, an amount equal to 0.5% of the gross offering proceeds from the sale of the Shares to cover certain expenses incurred by the Company in connection with the offering;

(l) to use reasonable efforts in cooperation with FBR to obtain permission for the Shares (other than Shares offered and sold in accordance with Regulation S) to be eligible for clearance and settlement through the DTC, and for the Shares sold in accordance with Regulation S to be eligible for clearance and settlement through the Euroclear System and Clearstream Banking, société anonyme, Luxembourg;

(m) in connection with Resale Shares offered and sold in an offshore transaction (as defined in Regulation S), not to register any transfer of such Resale Shares

not made in accordance with the provisions of Regulation S and not, except in accordance with the provisions of Regulation S, if applicable, to issue any such Resale Shares in the form of definitive securities;

(n) to refrain during the period commencing on the date of this Agreement and ending on the date that is the later of (x) 180 days after the Closing Time and (y) 60 days after the effective date of the Company's registration statement which provides for the resale of the Shares under the Securities Act, without the prior written consent of FBR (which consent may be withheld or delayed in FBR's sole discretion), from (i) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option, right or warrant for the sale of, lending or otherwise disposing of or transferring, directly or indirectly, any equity securities of the Company or any securities convertible into or exercisable or exchangeable for equity securities of the Company, or filing any registration statement under the Securities Act with respect to any of the foregoing, or (ii) entering into any swap or other arrangement that transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of equity securities of the Company, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) the registration and sale of the Shares in accordance with the terms of the Registration Rights Agreement, (C) any Shares of Common Stock issued by the Company upon the exercise of an option outstanding on the date hereof and referred to in the Final Memorandum, (D) such issuances of options or grants of restricted stock under the Company's stock option and incentive plan as are described in the Final Memorandum, or (E) a bona fide underwritten initial public offering by the Company of Common Stock;

(o) if the Resale Shares are not delivered by the Company to FBR for any reason other than the termination of this Agreement pursuant to clauses (ii) through (v) of the first paragraph of Section 7 hereof or the default by FBR in its obligations hereunder, to reimburse FBR for all of its out-of-pocket expenses relating to the transactions contemplated hereby, including the reasonable fees and disbursements of its legal counsel;

(p) that, from and after the Closing Time, the Company shall have in place and maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability and (iii) access to assets is permitted only in accordance with management's general or specific authorization;

(q) that the Company will conduct its affairs and the affairs of the Subsidiaries in such a manner so as to ensure that neither the Company nor any of the Subsidiaries will be an "investment company" or an entity "controlled" by an investment company within the meaning of the Investment Company Act.

6. Conditions of FBR's Obligations. The obligations of FBR hereunder are subject to (i) the accuracy of the representations and warranties on the part of the Company on the date hereof, at the Closing Time and each Date of Delivery, (ii) the accuracy of the statements of the Company's officers made in any certificate pursuant to the provisions hereof as of the date of such certificate, (iii) the performance by the Company of all of its covenants and other obligations hereunder and (iv) the following other conditions:

(a) The Company shall furnish to FBR at the Closing Time an opinion of (i) Stephen B. Ungar, General Counsel of the Company, (ii) Lord Bissell & Brook, LLP, counsel for the Company, (iii) Conyers Dill & Pearman, Bermuda counsel for the Company, and (iv) McCann FitzGerald, Irish counsel for the Company, each addressed to FBR and dated the Closing Time, in form and substance satisfactory to FBR, covering the matters set forth on Exhibits B-1, B-2, B-3 and B-4 hereto. Such opinions shall indicate that they are being rendered to FBR at the request of the Company.

(b) FBR shall have received from Berenson LLP, a "comfort" letter or letters dated, respectively, as of the date hereof and the Closing Time, addressed to FBR and in form and substance satisfactory to FBR, in the forms heretofore approved by FBR.

(c) FBR shall have received at the Closing Time the favorable opinion of Sidley Austin LLP, counsel for FBR, dated the Closing Time, in form and substance satisfactory to FBR.

(d) Prior to the Closing Time, any Secondary Closing Time and each Date of Delivery, (i) no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, shall have occurred and (ii) the Final Memorandum and all amendments or supplements thereto, or modifications thereof, if any, shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(e) Between the time of execution of this Agreement and the Closing Time, any Secondary Closing Time or the relevant Date of Delivery, (i) no event, circumstance or change constituting a Material Adverse Effect shall have occurred or become known, (ii) no transaction which is material to the Company and the Subsidiaries, taken as a whole, shall have been entered into by the Company or any Subsidiary which has not been fully and accurately disclosed in the Final Memorandum; and (iii) no order, decree or stop order preventing the use of the Final Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act shall have been issued.

(f) The representations and warranties of the Company set forth in this Agreement shall be true and correct as of the Closing Time as though made on and as of such date (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date),

the conditions set forth in paragraph (d) and paragraph (e) shall have been satisfied and be true and correct as of the Closing Time, the Company shall have complied with all covenants and agreements and satisfied all conditions on its part to be performed or satisfied under this Agreement at or prior to the Closing Time; and the Company shall have delivered to FBR a certificate of its chief executive officer and chief financial officer to that effect.

(g) On or before the Closing Time, FBR shall have received the Registration Rights Agreement executed by the Company and such agreement shall be in full force and effect.

(h) At the time of execution and delivery of this Agreement, FBR shall have received from each of the officers, directors and shareholders of the Company a written agreement (a "Lock-up Agreement") in substantially the form attached hereto as Exhibit C.

(i) The Inside Purchasers shall have purchased and paid for 1,071,429 Regulation D Shares.

(j) At each Secondary Closing Time or Date of Delivery, as the case may be, FBR shall have received:

(i) a certificate, dated as of each Secondary Closing Time or Date of Delivery, as the case may be, of the chief executive officer and the chief financial officer of the Company, substantially to the same effect as the certificates delivered at Closing Time pursuant to subsection (f) of this Section 6, subject to any exceptions that, in the reasonable judgment of FBR, are not material.

(ii) the opinions of Stephen B. Ungar, Lord Bissell & Brook LLP, Conyers Dill & Pearman and McCann FitzGerald, each in form and substance satisfactory to FBR, dated as of each Secondary Closing Time or Date of Delivery, as the case may be, relating to the Regulation D Shares or the Option Shares, respectively, and otherwise substantially to the same effect as the opinions required by subsections (a) of this Section 6.

(iii) a "comfort" letter from Berenson LLP, in form and substance satisfactory to FBR, dated as of each Secondary Closing Time or Date of Delivery, as the case may be, substantially the same in scope and substance as the letter furnished to FBR pursuant to subsection (b) of this Section 6, except that the "specified date" in the letter furnished pursuant to this subsection (i)(iii) shall be a date not more than five days prior to such Secondary Closing Time or Date of Delivery.

In the event that any "comfort" letter referred to in subsection (b) of this Section 6 or this subsection (l)(vi) sets forth any such changes, decreases or increases that, in the reasonable discretion of FBR, are likely to result in a Material Adverse Effect, it shall be a further condition to the obligations of FBR that such letters shall be accompanied by a written explanation of the Company as to the significance thereof, unless FBR deems such explanation unnecessary. References to the Offering Memorandum with respect to any "comfort" letter

referred to in this Section 6 shall include any amendment or supplement thereto at the date of such letter.

(iv) the opinion of Sidley Austin LLP, dated as of each Secondary Closing Time or Date of Delivery, as the case may be, relating to the Regulation D Shares or the Option Shares, respectively, and otherwise to the same effect as the opinion required by subsection (c) of this Section 6.

(j) The Company shall have furnished to FBR such other documents and certificates as to the accuracy and completeness of any statement in the Final Memorandum or any amendment or supplement thereto, and any additional matters as FBR may reasonably request, as of the Closing Time, any Secondary Closing Time or any Date of Delivery as FBR may reasonably request.

(k) The Resale Shares shall have been designated as PORTAL-eligible securities by PORTAL.

(l) Each Subscription Agreement shall remain in full force and effect and no event shall have occurred giving any party the right to terminate any Subscription Agreement pursuant to the terms thereof.

7. Termination. The obligations of FBR hereunder shall be subject to termination in the absolute discretion of FBR, at any time prior to the Closing Time or any Date of Delivery, if (i) any of the conditions specified in Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, (ii) trading in any securities on any exchange or national quotation system shall have been suspended or minimum prices shall have been established on such exchange or quotation system, (iii) there has been a material disruption in the securities settlement, payment or clearance services in the United States, (iv) a banking moratorium shall have been declared either by the United States or New York State authorities, or (v) if the United States shall have declared war in accordance with its constitutional processes or there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political or other conditions of such magnitude in its effect on the financial markets of the United States as, in the judgment of FBR, to make it impracticable to market the Shares.

If FBR elects to terminate this Agreement as provided in this Section 7, the Company shall be notified promptly by letter, fax or telegram.

If the sale to FBR of the Resale Shares, as contemplated by this Agreement, is not carried out by FBR for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5(k), 5(p) and 8 hereof) and FBR shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 8 hereof).

8. Indemnity.

(a) The Company agrees to indemnify, defend and hold harmless FBR and its affiliates, and their respective directors, officers, representatives and agents, and any person who controls FBR within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, FBR or any such controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability or claim arises out of or is based upon (i) any breach of the representations or warranties made by the Company herein, (ii) any breach by the Company of any covenant set forth herein, or (iii) any untrue statement or alleged untrue statement of a material fact contained in the Final Memorandum (the term Final Memorandum for the purpose of this Section 8 being deemed to include any Preliminary Memorandum, the Supplement, the Final Memorandum and the Final Memorandum as amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in the Final Memorandum or necessary to make the statements made therein, in light of the circumstances under which they were made not misleading, except insofar as any such loss, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by FBR to the Company expressly for use in such Final Memorandum (that information being limited to that described in the last sentence of Section 8(b) hereof).

(b) FBR agrees to indemnify, defend and hold harmless the Company and its directors and officers and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any loss, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and made in reliance upon and in conformity with information furnished in writing by FBR to the Company expressly for use in the Final Memorandum (or in any amendment or supplement thereof by the Company).

(c) If any action is brought against any person or entity (each an "Indemnified Party"), in respect of which indemnity may be sought pursuant to Section 8(a) or (b) above, the Indemnified Party shall promptly notify the party(ies) obligated to provide such indemnity (each an "Indemnifying Party") in writing of the institution of such action and the Indemnifying Party shall assume the defense of such action, including the employment of counsel and payment of expenses; provided that the failure so to notify the Indemnifying Party will not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to any Indemnified Party unless and to the extent the Indemnifying Party did not otherwise know of such action and such failure results in the forfeiture by the Indemnifying Party of rights and defenses that would have had material value in the defense. The Indemnified Party(ies) shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless the employment of such counsel shall have been authorized in writing by the Indemnifying Party in connection with the defense of such action or the

Indemnifying Party shall not have employed counsel to have charge of the defense of such action within a reasonable time or such Indemnified Party(ies) shall have reasonably concluded (based on the advice of counsel) that counsel selected by the Indemnifying Party has an actual conflict of interest or there may be defenses available to the Indemnified Party(ies) which are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party(ies)), in any of which events such fees and expenses shall be borne by the Indemnifying Party and paid as incurred (it being understood, however, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of counsel (in addition to local counsel) for the Indemnified Party in any one action or series of related actions in the same jurisdiction representing the Indemnified Parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, the Indemnifying Party shall not be liable for any settlement of any such claim or action effected without its written consent. The Indemnifying Party shall have the right to settle any such claim or action for itself and any Indemnified Party so long as the Indemnifying Party pays any settlement payment and such settlement (i) includes a complete and unconditional release of the Indemnified Party from all losses, expenses, claims, damages, injunctions, liability and other obligations with respect to any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of the Indemnified Party.

(d) If the indemnification provided for in this Section 8 is unavailable to an Indemnified Party under subsections (a) and (b) of this Section 8 in respect of any losses, expenses, liabilities or claims referred to therein, then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Subsidiaries, on the one hand, and FBR, on the other hand, from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Subsidiaries, on the one hand, and of FBR, on the other hand, in connection with the statements or omissions which resulted in such losses, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Subsidiaries, on the one hand, and FBR, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the offering (net of initial purchaser discounts and commissions but before deducting expenses) received by the Company bear to the discounts and commissions received by FBR. The relative fault of the Company and the Subsidiaries, on the one hand, and of FBR, on the other hand, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by FBR and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other

fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

(e) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 8, FBR shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares were initially offered (either in the Exempt Resales or to subscribers in the Private Placement) exceeds the amount of any damages which FBR has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) The indemnity and contribution agreements contained in this Section 8 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of FBR or its affiliates, or their respective directors, officers, representatives and agents, or any person who controls FBR within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company or its directors and officers or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the sale and delivery of the Shares. Each of the parties to this Agreement agree promptly to notify the other parties of the commencement of any litigation or proceeding against it and, in the case of the Company or the Subsidiaries, against any of their respective officers and directors, in connection with the sale and delivery of the Shares, or in connection with the Final Memorandum.

9. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing delivered by facsimile (with receipt confirmed), overnight courier or registered or certified mail, return receipt requested, or by telegram and:

(a) if to FBR, shall be sufficient in all respects if delivered or sent to Friedman, Billings, Ramsey & Co., Inc., 1001 Nineteenth Street North, Arlington, Virginia 22209, Attention: Compliance Department, (facsimile: 703-312-9698); with a copy to Sidley Austin LLP, 1 South Dearborn Street, Chicago, Illinois 60603, Attention: John J. Sabl (facsimile: 312-853-7036); and

(b) if to the Company, shall be sufficient in all respects if delivered to the Company at the offices of the Company at 59 Maiden Lane, 6th Floor, New York, New York 10038, Attention: Barry D. Zyskind, Chief Executive Officer (facsimile: 212-220-7130); with a copy to Lord Bissell & Brook LLP, 885 Third Avenue, 26th Floor, New York, New York 10022-4802, Attention: Daniel G. Schmedlen, Jr. (facsimile: 212-812-8389).

10. GOVERNING LAW; HEADINGS. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE

STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

11. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of FBR and the Company, and the controlling persons, directors and officers referred to in Section 8 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, in its capacity as such, from FBR) shall acquire or have any right under or by virtue of this Agreement.

12. Duties. Nothing in this Agreement shall be deemed to create a partnership, joint venture or agency relationship between the parties. FBR undertakes to perform such duties and obligations only as expressly set forth herein. Such duties and obligations of FBR with respect to the Shares shall be determined solely by the express provisions of this Agreement, and FBR shall not be liable except for the performance of such duties and obligations with respect to the Shares as are specifically set forth in this Agreement. The Company acknowledges that FBR disclaims any implied duties (including any fiduciary duty), covenants or obligations arising from FBR's performance of the duties and obligations expressly set forth herein.

13. Counterparts. This Agreement may be signed by the parties in counterparts, which together shall constitute one and the same agreement among the parties.

[SIGNATURE PAGE FOLLOWS]

If the foregoing correctly sets forth the understanding among the Company and FBR, please so indicate in the space provided below for the purpose, whereupon this letter shall constitute a binding agreement between the Company and FBR.

Very truly yours,

AMTRUST FINANCIAL SERVICES, INC.

By: ______________________
Name: Barry D. Zyskind
Title: President and Chief Exec. Officer